UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2004

AGE RESEARCH INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26285	87-0419387
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

31103 Rancho Viejo Road, #2102, San Juan Capistrano, Ca 92675

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 800-597-1970

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On June 1, 2004, Age Research Inc. (the "Company") filed a Certificate of Amendment to its Certificate of Incorporation (the "Amendment") with the Delaware Secretary of State, pursuant to which the Company effectuated a reverse stock split in an exchange ratio of one newly issued share for each thirty-five shares of its common stock outstanding and increased its authorized shares of common stock from 300,000,000 to 750,000,000 shares. The Company's board of directors and its stockholders holding at least a majority of the voting power of its common stock approved the filing of the Amendment.

Item 7. Exhibits.

The following exhibits are filed as part of this Current Report on Form 8K:

16.1 Certificate of Amendment to Articles of Incorporation.

[Remainder of Page Left Intentionally Blank.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                        AGE RESEARCH INC.,

                                                                                                                                        a Delaware corporation

Date: June 7, 2004                                                                                                             By      /s/ Richard Holt

                                                                                                                                                Richard Holt

                                                                                                                                                President